UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 6, 2007

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2008 Bonus Plan

On September 6, 2007, the Board of Directors of Avanex Corporation (the “Company”), acting upon the recommendation of the Compensation Committee of the Board of Directors, approved and adopted an Employee Bonus Program for fiscal year 2008 (the “2008 Bonus Plan”).

Pursuant to the 2008 Bonus Plan, certain employees and executive officers of the Company shall be granted restricted stock units based upon the achievement of certain financial targets approved by the Board of Directors. The restricted stock units awarded would constitute up to 100% of the base salary of the employee or executive officer.

Awards under the 2008 Bonus Plan shall be paid as follows:

•

Restricted stock units with an aggregate value of up to approximately $8.4 million and with immediate vesting shall be paid, if at all, following the end of the fiscal year ended June 30, 2008, based upon the achievement of certain approved targets for revenue non-GAAP EBIT as of the end of such period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARLA SANCHEZ
Marla Sanchez
Senior Vice President and Chief Financial Officer

Date: September 12, 2007